SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 24, 2009

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 24, 2009, Inergy, L.P. (the “Partnership”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. and the other lenders named therein (collectively, “Lenders”). The Credit Agreement provides borrowing capacity of up to $525 million in the form of a $450 million general partnership credit facility and a $75 million working capital credit facility, plus a $100 million expandable accordion option that may be effected by the Partnership after closing. This Credit Agreement replaces the Partnership’s 5-Year Credit Agreement (the “Prior Credit Agreement”) that was scheduled to mature in November 2010. This new Credit Agreement will mature in November 2013. Borrowings under the Credit Agreement are available for working capital needs, future acquisitions, capital expenditures and other general partnership purposes, including the refinancing of existing indebtedness under the Prior Credit Agreement.

The Credit Agreement contains various affirmative and negative covenants and default provisions, as well as requirements with respect to the maintenance of specified financial ratios and limitations on making investments, permitting liens, and entering into other debt obligations. All borrowings under Credit Agreement bear interest, at the Partnership’s option, subject to certain limitations, at a rate equal to either:

• the Alternate Base Rate, which is defined as the higher of i) the federal funds rate plus 0.50%, ii) JPMorgan’s prime rate; or iii) the Adjusted LIBO Rate plus 1%; plus a margin varying from 1.50% to 2.75%; or

• the Adjusted LIBO Rate, which is defined as the LIBO Rate plus a margin varying from 2.50% to 3.75%.

The obligations under the Credit Agreement are guaranteed by all of the Partnership’s wholly-owned subsidiaries and secured by liens on substantially all of the assets of the Partnership and its subsidiaries, subject to certain exceptions as set forth in the Credit Agreement.

The foregoing summary does not purport to be a complete summary of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The Credit Agreement replaces the Prior Credit Agreement, which was schedule to mature in November 2010. On November 24, 2009, the Partnership borrowed approximately $76 million under the Credit Agreement and repaid the then outstanding balance under the Prior Credit Agreement and terminated the Prior Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of the Registrant

The information contained in Items 1.01 and 1.02 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 24, 2009, the Partnership issued a press release with respect to its entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Credit Agreement between Inergy, L.P. and JPMorgan Chase Bank, N.A. dated November 24, 2009

99.1	Press Release dated November 24, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, Its Managing General Partner

Date: November 24, 2009	By:	/S/ R. BROOKS SHERMAN, JR.
R. Brooks Sherman, Jr. Executive Vice President – Chief Financial Officer

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